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                                                             Exhibit 10.63

                    FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

     WHEREAS, MotivePower Industries, Inc., (previously named MK Rail Corporation), a Delaware corporation (the "Corporation") and John C. Pope (the "Chairman") have entered into an Employment Agreement dated as of December 29, 1995 (the "Agreement"); and

     WHEREAS, the Corporation and the Chairman mutually desire to amend the Agreement to modify the obligations of the Corporation in the event of a Change in Control;

     NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the parties hereby agree to amend the Agreement in the following respects:

     FIRST: Subparagraph (c) of Paragraph 4 of the Agreement is hereby deleted in its entirety and the following new Subparagraph (c) of Paragraph 4 is substituted therefor:

     "4 (c) Secretarial Assistance. The Chairman will be entitled to the services of a secretary in the Chicago, Illinois area acceptable to him. The secretary shall provide services to the Chairman for a maximum 25 hours a week with her current salary to be increased to reflect the increase in her number of hours under the provisions of the First Amendment. The Chairman's secretary shall be an employee of the Corporation and as such shall be entitled to receive all benefits available to employees of the Corporation, including, but not limited to, regular increases in her compensation, health, life and retirement benefits"

     SECOND; Clause (1) of Subparagraph 4 (e) of the Agreement is hereby deleted in its entirety and the following new Clause (1) of Subparagraph 4 (e) is subtitled therefor:

     (1) 50,000 shares of common stock restricted as to their ability to be sold (the "Restricted Stock"). Unless otherwise expressly provided in this Agreement, the restrictions shall lapse: on 25,000 shares on January 1, 1997, so long as the Chairman is still in the employ of the Corporation on that date; and on the remaining 25,000 shares on January 1,2007, so long as the Chairman is still in the employ of the Corporation on that date, or if earlier, upon the Chairman's termination of employment with the Corporation other than for Cause. On each of those respective dates or as soon as thereafter reasonably practicable, all legends will be removed and fully registered and freely transferable stock certificates for the shares for which the restrictions have lapsed shall be issued to the Chairman. The grant of the Restricted Stock shall be made under the
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     Corporation's Stock Incentive Plan ("Stock Incentive Plan"), a copy of which has been provided to the Chairman.

     THIRD: Paragraphs 7 and 8 of the Agreement are hereby deleted in their entirety and the following new Paragraphs 7 and 8 are substituted therefor:

     "7. Termination In the Event of a Change of Control.

     (a) The Chairman may terminate his employment hereunder at any time within ninety (90) days of a Change of Control by giving written notice to the Corporation, in which event he shall be entitled, in lieu of any further salary and bonus payments, to the following amounts:

          (i) a lump sum payment equal to two times the sum of (A) the Chairman's annual Base Salary, at the rate in effect, immediately preceding his termination or immediately preceding the Change of Control, whichever is greater, and (B) the amount of the Chairman's annual bonus compensation received either for the year prior to his termination of employment or the year prior to the Change of Control or the amount of the Chairman's Target Bonus for such years, whichever of these four possible amounts is greatest; and

          (ii) for a period of two years after the Chairman's employment is terminated, the Corporation at its expense shall provide Chairman with health insurance substantially similar to that provided to the Chairman during his employment, shall provide Chairman with a secretary and shall reimburse him for reasonable computer support, telephone, postage and other out-of-pocket expenses incurred by Chairman in connection with the operation of his office in the Chicago, Illinois area. The Chairman's secretary shall provide services to the Chairman for a maximum of 25 hours a week and shall be someone who is acceptable to the Chairman. The Chairman's secretary shall be an employee of the Corporation during this period and as such shall be entitled to receive all benefits available to employees of the Corporation, including, but not limited to, health, life and retirement benefits.

     (b) The restriction on all shares of Restricted Stock shall lapse immediately prior to a Change of Control and all stock options for shares of the Corporation and any SARs referred to in paragraph 4 (e) (2) shall vest immediately prior to the Change of Control.

     (c) Notwithstanding any other provision of this Agreement, in the event that any payment or benefit received or to be received by the Chairman in connection with a Change of Control or the termination of his employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Corporation, any person whose actions result in a Change of Control or any person affiliated with the Corporation or the person) (all such payments and benefits being hereinafter referred to as "Total Payments") is subject (in whole or in part) to the excise tax (the Excise Tax") imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the

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"Code") or any similar tax imposed by any successor provisions of the income tax laws, then the Corporation will reimburse the Chairman in an amount equal to the "Tax Gross-Up Amount" (as defined below). The Tax Gross-Up Amount means an amount equal to the sum of the Excise Tax, any other similar tax and the amount of any other additional tax, including any additional income tax, arising as a result of any payment pursuant to this paragraph 7(c), which sum may be due and payable by the Chairman or withheld by the Corporation in connection with the provisions of this paragraph 7(c) (collectively the "Total Taxes") so that the Chairman receives actual payments or benefits, after payment or withholding, in an amount no less than that which would have been received by him if no obligation for Total Taxes had arisen.

     (d) If the Chairman's employment is terminated by the Corporation, or any successor thereto following a Change of Control, then such termination will be treated as if the Chairman had otherwise elected to terminate his employment and given notice thereof to the Corporation pursuant to this Paragraph 7.

     8. Change of Control. "Change of Control" shall mean the occurrence of any of the following events:

     (a) The Corporation is merged, consolidated or reorganized into or with another corporation or other entity, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or entity immediately after such transaction is held in the aggregate by the holders of Voting Stock (as defined in paragraph (e) below) immediately prior to such transaction;

     (b) The Corporation sells or otherwise transfers all or substantially all of its assets to another corporation or other entity and, as a result of such sale or transfer, less than a majority of the combined voting power of the then-outstanding securities of such other corporation or entity immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock immediately prior to such sale or transfer;

     (c) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report or item therein), each as promulgated pursuant to the Exchange Act (as defined in paragraph (e) below), disclosing that any Person (as defined in paragraph (e) below), other than an Existing Stockholder (as defined in paragraph (e) below, has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 25% or more of the combined voting power of the Voting Stock;

     (d) If, during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board of Directors of the Corporation cease for any reason to constitute at least two-thirds (2/3rds) thereof; provided, however, that for purposes of this paragraph (d) each Director of the Corporation who is first elected, or first nominated for election by the Corporation's stockholders, by a vote of at least a
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majority of the Directors of the Corporation (or a committee of the Board) then still in office who were Directors of the Corporation at the beginning of any such period shall be deemed to have been a Director of the Corporation at the beginning of such period.

     (e) For purposes of this Paragraph 8, the terms used herein shall have the following meanings:

          (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (ii) "Existing Stockholder" shall mean any Person who is the beneficial owner (as the term "beneficial owner is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 25% or more of the combined voting power of the Voting Stock as of the date hereof.

          (iii) "Person" means any "person" as used in Section 13(d)(3) or
Section 14(d)(2) of the Exchange Act.

          (iv) "Voting Stock" means stock of the Corporation of any class or series entitled to vote generally in the election of Directors."

     FOURTH: In all other respects the Agreement is hereby affirmed and ratified.

     Agreed to this 9 day of December, 1997.



                                      MOTIVEPOWER INDUSTRIES, INC.


                                      BY: /s/ Scott Walshman
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                                      Its: Vice President H. R. & Administration

                                          /s/ John C. Pope
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